Exhibit 99.3

First Quarter Fiscal 2014 Earnings Prepared Comments

Ashland released results for the quarter ended December 31, 2013, at approximately 5 p.m. Eastern Time today. These results are preliminary until we file our Form 10-Q with the Securities and Exchange Commission. A copy of the news release, a slide presentation and these prepared remarks have been furnished to the SEC in a Form 8-K. These prepared remarks should be read in conjunction with the slides and news release.

We will hold a conference call and webcast tomorrow morning, January 28, 2014, at 9:00 a.m. ET to discuss these results.

Slide 2: Forward Looking Statements, Regulation G: Adjusted Results

Our remarks include forward-looking statements, as that term is defined in securities laws. We believe any such statements are based on reasonable assumptions, but cannot assure that such expectations will be achieved. Please also note that we will be discussing adjusted results in this presentation. We believe this enhances understanding of our performance by more accurately reflecting our ongoing business.

Slide 3: Highlights

Ashland reported earnings of $1.42 per share from continuing operations. Ashland had no adjustments during the quarter. This compares to adjusted earnings of $1.12 per share in the year-ago period.

Ashland’s overall sales during the quarter were $1.9 billion, flat with the prior year. These results were negatively affected by guar, intermediates and solvents (I&S) and elastomers. Combined sales for these more commoditized products declined $45 million. Excluding this effect, Ashland’s overall sales would have been up 2 percent versus prior year.

Adjusted EBITDA increased $21 million year-over-year to $289 million and EBITDA margin increased 120 basis points to 15.5 percent. As a reminder, the year-ago quarter included a $31 million loss on straight guar. Excluding this effect, EBITDA margin would have declined 50 basis points year-over-year. This decline is primarily attributed to significant declines in pricing of guar-related products, merchant butanediol (BDO) and elastomers.

Each of the four commercial units experienced volume gains over the prior-year quarter. Within Ashland Specialty Ingredients, personal care increased 8 percent on strong European demand, while coatings rose 8 percent with strength coming from both developed and emerging economies. Ashland Water Technologies had volume gains in both the pulp and paper and industrial water businesses. Volumes in the adhesives business within Ashland Performance Materials increased 14 percent on strong sales in packaging and converting, auto and housing applications. Composites volume grew 4 percent on strong demand from Asia. In addition, Ashland Consumer Markets had strong performances from both Valvoline Instant Oil ChangeSM and the international business leading to overall Consumer Markets’ volume growth of 4 percent.

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Slide 4: Adjusted Results Summary

Deflation, primarily in our more commoditized businesses, offset overall volume growth of 3 percent, leading to flat sales year-over-year. EBITDA margin increased 120 basis points versus prior year. Sequentially, sales and margins declined primarily due to seasonality. The first quarter is typically Ashland’s seasonally weakest.

Slide 5: Ashland Specialty Ingredients – Adjusted Results Summary

EBITDA was down 5 percent in Ashland Specialty Ingredients. Strong results in several key areas of the business were not enough to offset the negative effects of lower selling prices – primarily within guar and intermediates and solvents – product mix, and higher SG&A. Volumes grew 3 percent from the year-ago quarter. This was driven by particularly strong performances from coatings and personal care, with each growing volume 8 percent. New product innovation within our oral care line contributed to overall personal care results.

Innovation and increased penetration led to 6 percent volume growth in our consumer-focused businesses, including pharmaceutical, nutrition and personal care. Also, increased penetration of our products contributed to 13 percent growth volume in our industrial-focused areas, including coatings, construction, energy and other areas.

Sales for the quarter were roughly in line with expectations. However, profitability was negatively affected by lower pricing and negative mix. Much of the year-over-year price decline was due to raw material deflation in guar, where pricing fell 58 percent, and to market dynamics in I&S, where selling prices fell 7 percent.

The year-over-year I&S headwind for the first quarter was $11 million, with $5 million of this due to lower BDO pricing. The remainder was due to a scheduled shutdown at an I&S plant that lasted longer than expected resulting in $2 million dollars of additional costs. BDO pricing did not decline as much as expected during the first quarter, and our current expectation is for second quarter pricing to remain relatively stable. However, we continue to anticipate large capacity additions to hit the market later in the year, which are expected to put considerable pressure on BDO prices. We expect the full-year headwind to be $50 to $60 million, in line with prior guidance. We intend to continue providing updates on BDO pricing each quarter.

There were several factors to the reduced profitability in the quarter. Results were negatively affected by lower overall selling prices and changes in product mix. In addition, ASI incurred $3 million of additional air freight charges. This was due to inventory-related issues we discussed on the September quarter call. These issues have been resolved, and inventory levels are back to normal.

Looking ahead to the second quarter, we expect a 5 percent sequential increase in ASI sales on improved mix, seasonality and better pricing. We also expect better fixed cost absorption on higher utilization rates. The temporary shutdown at two of our U.S. plants in early January – the result of the bitterly cold temperatures – will offset some of the expected improvement to margins. We expect an EBITDA margin of roughly 20 percent in the March quarter.

Slide 6: Ashland Water Technologies – Adjusted Results Summary

Water Technologies’ EBITDA increased 32 percent versus prior year on strong performances from both the pulp and paper and industrial water businesses, leading to an overall Water Technologies sales increase of 4 percent versus prior year.

The pulp and paper business had another strong quarter driven by two key wins in the packaging and tissue segments. These wins helped drive year-over-year revenue growth of 4 percent. Industrial water has experienced significant improvement, posting three consecutive quarters of gross profit growth. These results were driven by new business resulting from improved account management and better service offerings. The business is executing a clear, straightforward strategy that includes aligning our strong chemical and automated control and monitoring technologies with key end-markets. These include refining and chemical processing, where we have successfully closed several new accounts.

Profitability also improved over the prior year. Gross profit increased $10 million and gross profit margin was up 110 basis points year-over-year. Sequentially, gross margin was flat despite modest seasonality that negatively affected overall volumes.

In the September quarter earnings release, we announced that a sale process of Water Technologies was underway. Management is pleased with the progress to date and encouraged by the level of interest. We expect to announce a sale agreement during the March quarter.

Slide 7: Ashland Performance Materials – Adjusted Results Summary

Performance Materials had a strong quarter. EBITDA rose 21 percent year-over-year, driven by strong adhesives and composites volumes. These results were somewhat offset by weak elastomers demand. Overall volume increased a modest 2 percent as solid gains in adhesives and composites – which rose 14 percent and 4 percent, respectively – were offset by a 7 percent decline in elastomers.

The adhesives business experienced gains in most end-markets, most notably within packaging and converting, automotive and housing. A combination of customer wins, new application developments and new product launches contributed to the year-over-year volume gains. Composites was led by volume growth in Asia and South America, where we have seen consistent year-over-year increases over the past several quarters. Much of the growth in Asia has been driven by diversification efforts away from an overweight position in wind to other segments of the market. One of these is energy where we have had success with a new DERAKANE™ product developed for flue gas desulfurization applications. Success has been driven by increased regulatory standards in China governing the control of emissions from coal-fired power plants. Ashland’s DERAKANE™ product delivers enhanced corrosion resistance, fire retardant performance and longer life-span versus traditional materials of construction.

The elastomers business continues to be hampered by a combination of slow replacement tire sales within our customer base and low-priced imports. Additionally, lower butadiene pricing led to lower overall sales and profitability. Butadiene prices have moved up modestly over the past couple of months but remain well below prior year. We expect pricing to continue increasing at a modest pace over the next couple of months. While Ashland remains committed to divesting the elastomers business, we have temporarily paused the sale process in order to assess the impact of recent market developments. We now expect to announce a sale of the business later this fiscal year.

Gross profit margins increased considerably in both adhesives and composites, up 240 basis points and 270 basis points, respectively. Excluding the elastomers business, Performance Materials’ gross profit margin would have been 19.1 percent.

Looking to the second quarter, we expect to see the normal seasonal volume increase with overall margins remaining flat sequentially.

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Slide 8: Ashland Consumer Markets – Adjusted Results Summary

Led by a 10 percent increase in the international business, total lubricant volumes within Ashland Consumer Markets increased 4 percent over the year-ago period. On a sequential basis, volume declined 5 percent due to seasonality. The Do-It-Yourself (DIY) business had another quarter of mix improvement with premium lubricant sales volume increasing 5 percentage points from prior year. Valvoline Instant Oil ChangeSM had a strong quarter. Company-owned same-store sales grew 4.7 percent on a year-over-year basis, driven by increases in oil changes per day, average ticket sales and total number of oil changes. Looking forward to the second quarter, we expect overall Valvoline volumes to increase in line with normal seasonality.

Stronger volumes led to a year-over-year sales increase of 1 percent to $486 million, despite lower overall selling prices due to lower raw-material costs. These lower input costs are expected to continue as a base oil decrease was announced earlier in the month. As a result, we expect to benefit from lower raw-material costs in the second quarter. However, we expect much of this to be offset by currency headwinds in the international business. As a result, gross profit margin in the second quarter is expected to be roughly flat with the December quarter.

Higher advertising spend was the primary driver to the 5 percent increase in SG&A costs. We expect to maintain elevated advertising spend in the second quarter and overall SG&A to be slightly higher sequentially. The year-over-year increase to profitability included $6 million from a favorable arbitration ruling on a commercial agreement. Excluding this, EBITDA margin would have been 15.8 percent, slightly higher than prior expectations.

Slide 9: Fiscal First Quarter 2014 – Corporate Items

Capital expenditures were $52 million in the quarter, in line with expectations. Our full-year estimate of $275 million remains unchanged. The effective tax rate for the quarter was 21.8 percent. This lower-than-expected tax rate was driven by several unrelated items, including a recycling credit and the reversal of a reserve associated with a prior acquisition. Despite the unusually low rate in the first quarter, we expect the full-year rate to remain at 25 percent.

Although we are ahead of our full-year target, working capital required a $15 million use of cash in the first quarter. This is driven by customary year-end payment practices and investments in inventory.

Slide 10: Global Restructuring Program Update

On the September quarter call, we announced a global restructuring program aimed at driving growth and improving Ashland’s competitive position. Once completed, it is expected to save $150 to $200 million, bringing Ashland’s cost structure and EBITDA margin more in line with the top quartile of our specialty chemicals peer group. We are making good progress on the restructuring and expect the majority of run-rate savings to be in effect during the first half of fiscal 2015. We expect the cost of the program to be approximately $150 - $175 million.

The primary focus of the global restructuring program is to improve our ability to serve our customers and the markets in which we participate. We will be a smaller, more nimble organization that is better equipped to adapt to changing customer and marketplace demands. We will have better cost control while optimizing customer and technical service levels by improving alignment of our support teams to the specific customers and markets they serve. This streamlined structure will improve visibility and accountability.

Following the expected Water Technologies divestiture, we plan to report across three commercial units: Ashland Specialty Ingredients (ASI), Ashland Performance Materials (APM) and Valvoline. To better align the businesses with the markets and customers they serve and to optimize the level of technical and customer service provided, the I&S business will move from ASI to APM. In addition, the adhesives business will move from APM into ASI.

This realignment offers several benefits. The I&S business serves a primary role of supplying reliable and low-cost components to our Vinyl Pyrrolidone franchise. However, it also serves the merchant market, supplying BDO and specialty solvents. It operates with a focus on cost effectiveness and asset management. The APM model is consistent with this approach, and the APM team is well equipped to run this business. The adhesives business shares many of the same characteristics of the existing Specialty Ingredients business: technological innovation, high levels of customer and technical service, and tailor-made application development. By combining the adhesives business with ASI’s existing adhesives platforms, both will benefit from mutually shared application development and technical expertise. Today, the adhesives business generates 90 percent of sales in North America. Leveraging ASI’s global sales channels should enable both geographic and new end-market growth.

Following the realignment, ASI will have two business units, down from six currently. The two business units will be: Consumer Specialties - serving pharmaceutical, nutrition, and personal care markets; and Industrial Specialties - serving coatings, adhesives, construction, energy and transportation markets. Also as part of the realignment, Specialty Ingredients will move from a global to regional structure, providing increased customer focus for North America, Europe, Asia and Latin America.

The reorganized APM will consist of three business units: Composites - serving construction, transportation, marine and various other markets; I&S - serving both internal ASI BDO needs and the merchant market; and Elastomers - serving primarily the replacement automobile tire market. The composites business will continue to be managed on a regional basis as it is today. Both I&S and elastomers will be managed globally.

Within Valvoline, the restructuring plan is focused on reducing costs and improving margins, with a goal of growing EBITDA margin from the mid-teens to the high teens. Valvoline will continue working to grow its automotive and commercial lubricants and chemicals businesses, as well as build on the success of Valvoline Instant Oil ChangeSM, which operates roughly 900 retail stores.

Today, Ashland has a centralized supply chain organization that is shared across each of the commercial units. Under the new organizational structure, supply chain functions will be moved into the commercial units where each can optimize the level of support needed to service customers and markets while reducing costs. Eliminating the centralized structure increases accountability, expedites decision making and improves agility enabling faster response times to changing market demands.

We expect to capture the $150 - 200 million of savings through a combination of: workforce reduction; job relocations in conjunction with a related global office consolidation; and a number of smaller cost-reduction plans. We expect approximately 800 – 1,000 people to leave the company in calendar 2014 through either a voluntary severance program or job elimination. We estimate this will generate $100 - $125 million in annual savings. In addition, we expect another 800 – 1,000 jobs to be relocated to existing, lower-cost regional centers of excellence both in the U.S. and abroad. As part of this relocation, we expect to consolidate our global office network. Combined, we anticipate this will save $30 - 40 million annually. Lastly, we expect another $30 - 40 million of savings to come from a collection of smaller, but specific, cost-reduction actions that will be executed throughout the next 12 months. We remain committed to optimizing our cost structure and are confident we will achieve the majority of the estimated $150 - 200 million of run-rate cost savings by the first half of fiscal 2015.

As we have described, this restructuring program is broad and extensive. Once completed, Ashland will be more competitive, have improved customer intimacy and operate with lower costs. This program represents another step toward our goal of being among the top quartile of specialty chemicals companies.

End of prepared remarks.